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EXHIBIT 99.1

                                  NEWS RELEASE

Contact:
Thomas Gunning
Chief Financial Officer
Covista Communications, Inc.
Tel: (201) 599-6464
Fax: (201) 599-9017
E-mail: tgunning@covista.com
        --------------------

                              For Immediate Release

            COVISTA COMMUNICATIONS, INC. ANNOUNCES OPERATING RESULTS
                     FOR FISCAL YEAR ENDED JANUARY 31, 2003

CHATTANOOGA, TN - May 21, 2003 - Covista Communications, Inc. (NASDAQ symbol:
CVST) today announced results for its fiscal year ended January 31, 2003.

Revenues for the fiscal year were $100,959,692 as compared with revenues of $95,312,696 for the prior fiscal year. Covista reported a net loss of $9,407,479 or $ .71 per share for the fiscal year ended January 31, 2003, as compared with a net loss of $11,969,588 or $1.17 per share for the prior fiscal year. For the fourth fiscal quarter ended January 31, 2003, revenues were $23,957,418 as compared with revenues of $16,509,657 for the comparable quarter of the prior fiscal year. Covista reported a net loss of $2,895,233 or $0.19 per share for the quarter, compared with a net loss of $5,603,531 or $0.52 per share for the comparable quarter of the prior fiscal year.

John Leach, Jr., Covista's President and Chief Executive Officer, noted the Company's business and prospects. "The past year has been a year full of challenges and accomplishments," said Mr. Leach. "In February 2002, we completed our acquisition of Capsule Communications Inc., adding $41,240,000 in revenue, and 140,000 customers. Also, in the first quarter of the past fiscal year, Covista introduced its KISS LD product for residential long distance service. This program produced $13,000,000 in revenue, and over 70,000 new customers. In August, 2002, the Company completed its relocation to Chattanooga, producing significant cost savings. The favorable results of these initiatives merged in the third and fourth quarters, with the Company achieving positive cash flow. Additionally, Covista received approximately $14,000,000 in new equity financing, comprised of cash, debt to equity conversion, and switching equipment. This investment, $12,500,000 coming from Covista's Chairman, Henry G. Luken III, has materially strengthened our balance sheet, and underscores Mr. Luken's continued strong commitment to our Company

Mr. Leach continued, "Looking ahead to fiscal 2004, I am pleased to report that on April 16, 2003, Covista finalized a revolving credit agreement of up to $8,000,000 with Capital Source Finance LLC. The Company also plans to introduce local service in the second quarter of the current fiscal year. Going forward, we will continue to scrutinize our costs and optimize our network as we move closer to our fundamental goal of producing net income."




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About Covista:

Covista is a facilities-based long distance telecommunications, Internet and data services provider with a substantial customer base principally the residential and small to medium sized business. Its products and services include a broad range of voice, data and Internet solutions, including long distance and toll-free services, calling cards, frame relay, Internet access, VPN, directory assistance and teleconferencing services. The wholesale division provides domestic and international termination services to carriers worldwide. Covista currently owns and operates switches in New York City, Philadelphia, Dallas and Chattanooga, and has announced plans to expand to an additional switch site in Minneapolis. Covista operates Network Operations; call center and information technology facilities in Chattanooga to monitor its switched network and to coordinate its various services. For information on becoming a Covista customer, please telephone 800-805-1000 or visit the Company's website at www.covista.com.



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                          FISCAL YEAR ENDED JANUARY 31

We are providing the following consolidated summary of operations for the fiscal year ended January 31, 2003 and 2002 (Amounts and number of shares in thousands except per share data):


                                                  2003                   2002
                                              -----------            -----------
Revenue                                        $ 100,960               $ 95,313
Cost and Expenses                                110,127                107,475
Operating Loss                                    (9,167)               (12,162)
Other Income (Expense)                              (752)                   192
Loss before
    income taxes                                  (9,919)               (11,970)
Income tax refund                                    512
Comprehensive Loss                             $  (9,407)              $(11,970)
Basic loss per common share                    $   (0.71)              $  (1.17)
Diluted loss per common share                  $   (0.71)              $  (1.17)
Average Number of  Shares
              Basic                               13,283                 10,204
              Diluted                             13,283                 10,204


                   QUARTER ENDED JANUARY 31

                                                  2003                   2002
                                              -----------            -----------
Revenue                                        $ 23,598                $ 16,510
Cost and Expenses                                26,058                  22,061
Operating Loss                                   (2,460)                 (5,551)
Other Income (Expense)                             (435)                    (54)
Net loss                                         (2,895)                 (5,605)
Comprehensive Loss                             $ (2,895)               $ (5,605)
Basic loss per common share                    $  (0.19)               $  (0.52)
Diluted loss per common share                  $  (0.19)               $  (0.52)
Average Number of  Shares
              Basic                              15,238                  10,836
              Diluted                            15,238                  10,836



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Information relating to forward-looking statements:

This press release contains historical and forward-looking statements made pursuant to the safe harbor provisions of the private securities litigation act of 1995. Investors are cautioned that forward-looking statements such as statements of the company's plans, objectives, expectations and intentions involve risks and uncertainties. The cautionary statements made in this release should be read as being applicable to all related statements wherever they appear. Statements containing terms such as "believes," "expects," "plans," "projects," "intends," "estimates," "anticipates," or similar terms, are considered to contain uncertainty and are forward-looking statements. The actual results could differ materially from those discussed. Factors that could contribute to such differences include: changes in market conditions and increased competition from other telecommunications and internet service providers; government regulations; the volatile and competitive environment for internet telephony; advances in competitive products or technologies that could reduce demand for services; availability of transmission facilities; management of rapid growth; customer concentration and attrition; the ability to successfully integrate acquired companies; the ability to successfully develop and bring new services to market; inaccurate or incomplete assumptions on the part of management; and other risks discussed in the company's SEC filings, including form 10-k and form 10-q, which can be accessed at the SEC web site at www.sec.gov.

Readers of this release should understand that it is not possible to predict or identify all such risk factors. Consequently, this list should not be considered a complete statement of all potential risks or uncertainties. Covista does not assume the obligation to update any forward-looking statement, except as is required by applicable law.

                                      # # #





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